Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES PRICING OF UP TO $45.0 MILLION OF FINANCE AUTHORITY OF MAINE SOLID WASTE DISPOSAL REVENUE BONDS
December 17, 2024
RUTLAND, Vermont, December 17, 2024 -- Casella Waste Systems, Inc. (“Casella”) (NASDAQ:CWST), a regional solid waste, recycling and resource management services company, today announced that it has priced the previously announced offering of up to $45.0 million aggregate principal amount of the Finance Authority of Maine (the “Authority”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2024 (the “Bonds”) to be issued under an indenture between the Authority and the bond trustee, dated as of December 1, 2024.
During the initial fixed rate interest period through June 1, 2035, the interest rate on the Bonds will be 4.625% per annum, and the Bonds will be guaranteed under a guaranty (the “Guaranty”) by substantially all of Casella’s subsidiaries (the “Guarantors”), as required by the terms of a Financing Agreement, dated as of December 1, 2024, between the Authority and Casella (the “Financing Agreement”) pursuant to which the Authority will loan the proceeds of the Bonds to Casella. The Bonds will mature on December 1, 2047. The issuance of the Bonds is expected to close on December 23, 2024. Casella intends to use the proceeds of the Bonds to fund the costs of certain qualifying capital projects in the State of Maine, to pay certain costs of issuance, and to refinance and repay in full on the stated maturity date of January 1, 2025 (required to be paid on January 2, 2025 under the applicable indenture) the Authority’s Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005 (the “2005 Bonds”) previously issued to finance certain project costs and costs of issuance under an indenture between the Authority and the bond trustee dated as of December 1, 2005, as amended.
There can be no assurance that all approvals with respect to the Bonds will be received, that all other conditions to the issuance of the Bonds will be satisfied or that the issuance of the Bonds will be completed.
The Bonds will not be a general obligation of the Authority and will not constitute indebtedness of or a charge against the general credit of the Authority. The Bonds will not be a debt of the State of Maine or a political subdivision of the State of Maine and will be payable solely from any remarketing proceeds and from amounts received from Casella under the terms of the Financing Agreement and from the Guarantors under the Guaranty.
The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Safe Harbor Statement
Certain matters discussed in this press release, including, among others, the statements regarding the offering of the Bonds and Casella’s expectations regarding the use of proceeds of the Bonds (including to refinance the 2005 Bonds), are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that the offering of the Bonds will be completed, that the Bond proceeds will be available or applied as expected or that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the closing of the offering of the Bonds on the anticipated terms, or at all, as well as additional risks and uncertainties detailed in Item 1A, “Risk Factors” in Casella’s Form 10-K for the fiscal year ended December 31, 2023, in Item 1A, “Risk Factors” in Casella’s most recently filed Form 10-Q and in other filings that Casella periodically makes with the Securities and Exchange Commission. There can be no assurance that Casella will be able to complete the closing of the offering of the Bonds on the anticipated terms, or at all. Casella undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Jason Mead
Senior Vice President of Finance & Treasurer
(802) 772-2293
Media:
Jeff Weld
Vice President of Communications
(802) 772-2234
http://www.casella.com